EXHIBIT 99.4
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 11-K
(Mark One)
[X]	ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the fiscal year ended December 31, 2002
OR
[ ]	TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the transition period from __________ to __________.
Commission File No. 1-768
SAVINGS AND INVESTMENT PLAN (Full title of the Plan)
CATERPILLAR INC. (Name of issuer of the securities held pursuant to the Plan)
100 NE Adams Street, Peoria, Illinois 61629 (Address of principal executive offices)

REQUIRED INFORMATION

Item 1.
The audited statement of net assets available for plan benefits as of the end of the latest two fiscal years of the Plan is attached hereto as Exhibit A.

Item 2.
The audited statement of changes in net assets available for plan benefits for each of the latest two fiscal years of the Plan is attached hereto as Exhibit B.

Item 3.
The statements required by Items 1 and 2 have been prepared in accordance with the applicable financial reporting requirements of ERISA.

Item 4.
The Consent of Independent Accountants is attached hereto as Exhibit C.

Item 5.
The Certification of Glen A. Barton, Chairman and Chief Executive Officer of Caterpillar Inc. and F. Lynn McPheeters, Chief Financial Officer of Caterpillar Inc., as required pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 is attached hereto as Exhibit D.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has duly caused this annual report to be signed on its behalf by the undersigned, hereunto duly authorized.

SAVINGS AND INVESTMENT PLAN
CATERPILLAR INC. (Issuer)

May 28, 2003	By:	/s/ F. Lynn McPheeters
		Name:	F. Lynn McPheeters
		Title:	Vice President and Chief Financial Officer

Solar Turbines Incorporated
 Savings and Investment Plan
Financial Statements and Supplemental Schedule
December 31, 2002 and 2001

Report of Independent Accountants

To the Participants, Investment Plan Committee and
Benefits Funds Committee of the Solar Turbines Incorporated
Savings and Investment Plan

In our opinion, the accompanying statement of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Solar Turbines Incorporated Savings and Investment Plan (the "Plan") at December 31, 2002 and 2001, and the changes in net assets available for plan benefits for the years then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule as of December 31, 2002 is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

PricewaterhouseCoopers LLP

Peoria, Illinois
May 28, 2003

EXHIBIT A
Solar Turbines Incorporated Savings and Investment Plan Statement of Net Assets Available for Benefits December 31, 2002 and 2001
(in thousands of dollars)	2002	2001
Investments
Interest in the Caterpillar Inc. 401(k) Master Trust	$29,730	$32,059
Other investments	663	781

Net assets available for benefits	$30,393	$32,840

The accompanying notes are an integral part of these financial statements.

EXHIBIT B
Solar Turbines Incorporated Savings and Investment Plan Statement of Changes in Net Assets Available for Benefits Years Ended December 31, 2002 and 2001
(in thousands of dollars)	2002	2001
Participant contributions	$3,040	$3,037

Investment loss
Plan interest in net investment loss of Master Trust	(3,571)	(573)
Net depreciation in fair value of registered investment companies	(173)	(450)

Net investment loss	(3,744)	(1,023)

Withdrawals	(1,902)	(1,598)
Transfers from other plans, net	159	109

Withdrawals and transfers, net	(1,743)	(1,489)

(Decrease) increase in net assets available for benefits	(2,447)	525
Net assets available for benefits
Beginning of year	32,840	32,315

End of year	$30,393	$32,840

The accompanying notes are an integral part of these financial statements.

Solar Turbines Incorporated Savings and Investment Plan Notes to Financial Statements December 31, 2002 and 2001

1. Plan Description

 The following description of the Solar Turbines Incorporated Savings and Investment Plan (the "Plan") provides only general information. Employees should refer to the Plan agreement for a more complete description of the Plan's provisions.

General
The Plan is a contributory defined contribution plan established by Solar Turbines Incorporated (the "Company"), a 100 percent-owned subsidiary of Caterpillar Inc., to enable eligible employees of the Company and its subsidiaries (the "participating employers") to accumulate funds. It is subject to the provisions of the Employee Retirement Income Security Act (ERISA).

Participation
Hourly employees of the participating employers who meet certain age, service and citizenship or residency requirements are eligible to participate in the Plan. Participation commences upon an eligible employee filing an application with the Company. Participating eligible employees (the "participants") may elect to defer a portion of their compensation until retirement.

Participant Accounts
Accounts are separately maintained for each participant. The participant's account is credited with the Participant's contribution as defined below and an allocation of Plan earnings. Allocations of earnings are based on participant account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

Loan Provisions
The Plan provides for participant loans against eligible participants' account balances. Eligible participants obtain loans by filing a loan application with the Company and receiving approval thereof. Loan amounts are generally limited to the lesser of $50,000 or 50 percent of the individual participant's vested account balance, within certain regulatory restrictions. Loan repayment terms may range from 6 to 117 months depending on the type of loan and bear interest at the prime interest rate plus 1 percent rounded to the nearest whole percent, as determined at the time of loan origination. Repayments, including interest, are made through after-tax payroll deductions and are credited to the individual participant's account balance.

Contributions
Participant contributions are made through a pretax compensation deferral as elected by the participants and are contributed to the Plan by the participating employers. For 2002 and 2001, the compensation deferral was limited to (a) the greater of $6,000 or 4 percent of the participant's compensation (limited by the Internal Revenue Code to $11,000 in 2002 and $10,500 in 2001) for participants earning in excess of $85,000 in 2002 and 2001 or (b) $11,000 in 2002 and $10,500 in 2001 for participants earning less than $85,000 in 2002 and 2001.

Investment Programs
 Participants may elect to have their contributions invested in any combination of the following thirteen investment fund options at December 31, 2002:

*	Caterpillar Stock Fund	*	Preferred Asset Allocation Fund
*	Preferred Stable Principal Fund	*	Preferred Fixed Income Fund
*	Preferred Short-Term Government Fund	*	Preferred Small Cap Fund
*	Preferred Money Market Fund	*	Northern Trust Russell 3000
*	Preferred Value Fund	*	Preferred Mid Cap Growth Fund
*	Preferred International Fund	*	Preferred International Growth Fund
*	Preferred Growth Fund

In addition, a self-directed fund option allows participants to invest in various other mutual funds outside of the Standard Plan options. State Street Bank serves as custodian for funds invested through this self-directed fund option.

Vesting and Distribution Provisions
Participants are immediately fully vested in their participant contributions and earnings thereon. Upon termination of employment for any reason, including death, retirement or total and permanent disability, or upon Plan termination, the vested balance in participants' accounts is distributable.

Administration
The Plan is administered by the Vice President - Human Services Division of Caterpillar Inc. who is responsible for nonfinancial matters, and the Benefits Funds Committee of Caterpillar Inc. which is responsible for financial aspects of the Plan. Caterpillar Inc. and the Benefit Funds Committee have entered into a trust agreement with The Northern Trust Company (the Trustee) to receive contributions, administer the assets of the Plan and distribute withdrawals pursuant to the Plan.

Plan Termination
Although it has not expressed any intent to do so, the Company has the right under the Plan at any time to terminate the Plan subject to provisions of ERISA. In the event of Plan termination, any unallocated assets of the Plan shall be allocated to participant accounts and distributed in such a manner as the company may determine.

Plan qualification
The plan obtained its latest determination letter on July 7, 2000, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the plan administrator believes that the plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

Risks and Uncertainties
The Plan provides for various investment options in any combination of stocks, bonds, fixed income securities, mutual funds and other investment securities. Investment securities are exposed to various risks, such as interest rate, market and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities could occur in the near term and that such changes could materially affect participants' account balances and the amounts reported in the statement of net assets available for benefits.

2. Summary of Significant Accounting Policies

Basis of Accounting
 The Plan's accounts are maintained on the accrual basis of accounting.

Investments
The fair value of the Plan's investment in the 401(k) Master Trust (Note 3) is based upon the beginning of the year value of the Plan's investment plus actual contributions, transfers and allocated investment income (loss) less actual withdrawals. Shares of registered investment companies included in the self-directed fund option are valued at quoted market prices which represent the net asset value of shares held by the Plan at year end. Income from investments is recorded as earned.

Administrative Expenses
Administrative costs, including trustee fees and certain investment costs, are paid by Caterpillar Inc.

Withdrawals
Withdrawals are recorded when paid.

Transfers
Transfers from other plans generally represent account balance transfers for participants who transfer from one plan covered by the Master Trust to another plan covered by the Master Trust.

Use of Estimates in the Preparation of Financial Statements
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, income and benefit payments. Actual results could differ from those estimates. The Company believes the techniques and assumptions used in establishing these amounts are appropriate.

3. Master Trust

Under a Master Trust agreement with The Northern Trust Company (the "Trustee"), Part 2 of the Caterpillar Inc. Employees' Investment Plan (EIP), the Solar Turbines Incorporated Savings and Investment Plan and the Caterpillar Inc. Tax Deferred Savings Plan pool their investments in the Caterpillar Inc. 401(k) Master Trust (the "Master Trust") in exchange for a percentage of participation in the Master Trust.

The percentage of the Plan's participation in the Master Trust was determined based on the December 31, 2002 and 2001 fair values of net assets, as accumulated by the Trustee for the investment funds of each plan. At December 31, 2002 and 2001, the Plan's pro rata interest in the quoted fair values of net assets of the Master Trust was 2.00 percent and 1.91 percent, respectively.

Investment Valuation
 The Master Trust's investments are stated at fair value. Common stock and cash and cash equivalents are valued at quoted market prices. Shares of registered investment companies are valued at quoted market prices which represent the net asset value of shares held by the Master Trust at year end. Common and collective trust investments are valued at beginning of year value of the Master Trust's investment plus actual contributions, transfers and allocated investment income less actual withdrawals. Participant loans are valued at estimated fair value which consists of outstanding principal and related accrued interest.

The net investment income or loss of the Master Trust is reflected in the financial statements of the Plan based on the actual earnings of each investment fund as allocated to the Plan based on average investment balances throughout the year.

Details of the Master Trust net assets and significant components of the net investment (loss) income of the Master Trust are as follows:

(in thousands of dollars)	2002	2001
Investments, at fair value
Cash and cash equivalents	$15,937	$10,154
Common stock	372,074	395,577
Registered investment companies	875,724	1,081,924
Common and collective trusts	206,587	175,750
Participant loans	24,809	26,309

Total investments	1,495,131	1,689,714
Dividend and interest receivable	18	22
Transfers receivable from EIP Part 1	1,136	2,341
Contributions receivable	6,427	6,193
Other, net	149	143

Net assets of Master Trust	$1,502,861	$1,698,413

(in thousands of dollars)	2002	2001
Investment (loss) income
Interest	$2,813	$3,590
Dividends	10,973	11,528
Net (depreciation) appreciation in fair value of
Common stock	(47,526)	44,598
Registered investment companies	(168,219)	(125,201)
Common and collective trusts	6,673	7,967

Net Master Trust investment loss	$(195,286)	$(57,518)

4.  Related Parties

The Master Trust invests mainly in the Preferred Group of Mutual Funds, registered investment companies which are sponsored by Caterpillar Investment Management Ltd. (CIML), a wholly-owned subsidiary of Caterpillar Inc. The investment options available to the participants are summarized in Note 1.

CIML manages the Preferred Short-Term Government Fund while all other funds are managed by unrelated investment managers. Caterpillar Securities, Inc., a wholly-owned subsidiary of CIML, distributes the shares of the mutual funds to the Master Trust.

Supplemental Schedule

SCHEDULE I
Solar Turbines Incorporated Savings and Investment Plan EIN 36-3214040 Schedule H, Line 4i - Schedule of Assets Held at End of Year December 31, 2002
(a)	(b)	(c)	(d)	(e)
	Identity of issue, borrower, lessor or similar party	Description of investment, including maturity date, rate of interest, collateral, par or maturity value	Cost **	Current value
*	Caterpillar Inc.	401(k) Master Trust		$29,730,574
	State Street	Brokerage		662,875

		Total Investments		$30,393,449

* Denotes party in interest.
** Cost information is not applicable for participant directed investments.

EXHIBIT C

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 2-97450, as amended, and No. 33-37353) of Caterpillar Inc. of our report dated May 28, 2003 relating to the financial statements of the Solar Turbines Incorporated Savings and Investment Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Peoria, Illinois
May 28, 2003

EXHIBIT D
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Caterpillar Inc. (the "Company") for the Savings and Investment Plan on Form 11-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
May 28, 2003	/s/ Glen A. Barton	Chairman of the Board and Chief Executive Officer
(Glen A. Barton)
May 28, 2003	/s/ F. Lynn McPheeters	Chief Financial Officer
(F. Lynn McPheeters)